CLAIM PURCHASE AGREEMENT THIS AGREEMENT

made as of June 17, 2004

BETWEEN:

David Miller

131 Davis Lane

Riverton, Wyoming 82501

(hereinafter called the "Vendor")

- and -

Strathmore Resources (US) Ltd.

a wholly owned subsidiary of

Strathmore Minerals Corp.

a British Columbia Corporation

(hereinafter called the "Purchaser")

WHEREAS the Vendor is the recorded and beneficial owner of and has the full right to deal with the Copper Mountain Claims consisting of 77 unpatented lode mining claims located in the Wind River Basin of Wyoming (hereinafter collectively called the "Claims") as listed on Schedule A attached hereto;

AND WHEREAS the parties hereto have agreed that the Purchaser shall purchase the Claims from the Vendor and the Vendor shall sell the Claims to the Purchaser upon the terms hereinafter set out;

NOW THEREFORE the parties covenant and agree as follows:

1.

Purchase and Sale

(a)

The Vendor hereby sells, assigns and transfers the Claims and all his interest therein to the Purchaser and the Purchaser hereby purchases from the Vendor the Claims.

(b)

The sale and purchase of the Claims is conditional upon such purchase being approved by the board of directors of the Purchaser and the TSX Venture Exchange (the “Exchange”).

2.

Purchase Price

To purchase the Claims, the Purchaser shall make the following payments to the Vendor:

(a)

within 21 days of the Completion Date, the issuance to the Vendor of 100,000 common shares of the Purchaser; and

(b)

on the first anniversary of the Completion Date, the issuance to the Vendor of 100,000 common shares of the Purchaser.

3.

Title to Vest

Full right, title and interest in the Claims shall vest in the Purchaser upon the making of the aforesaid payment of 100,000 common shares under subparagraph 2(a).

4.

Representations and Warranties of the Vendor

The Vendor represents and warrants to the Purchaser that:

(a)

the Vendor has the right to enter into this Agreement to sell and assign an undivided 100% interest in the Claims absolutely in accordance with the terms of this Agreement;

(b)

the Claims, to the best knowledge of the Vendor, have been properly recorded in compliance with the laws of the State of Wyoming and to the best knowledge of the Vendor there are no disputes over the title, staking or recording of such mineral claims;

(c)

the Claims, to the best knowledge of the Vendor, are in good standing and are free and clear of any liens or charges of any nature or kind whatsoever except for any royalties or reservations under applicable laws or regulations in favour of the governmental authority or authorities granting the mineral claims; and save and except as list on Schedule B attached hereto;

(d)

the Vendor has not done anything whereby the Claims may be in any way encumbered.

5.

Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Vendor that:

(a)

it has full corporate power and authority to enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with the charter documents of the Purchaser or any contract or other commitment to which the Purchaser is party; and

(b)

the execution of this Agreement and the performance of its terms have been duly authorized by all necessary corporate actions of the Purchaser.

6.

Covenants of Vendor

The Vendor, concurrent with the issuance of the shares under paragraph 2(a), shall cause the Claims to be duly registered in the name of the Purchaser and the Vendor shall provide the Purchaser with evidence of such registration to the Purchaser.

7.

Covenants of Purchaser

The Purchaser, prior to the Completion Date, shall pay all costs associated with the registration and holding of the Claims and any costs to defend title to the Claims in the event that a dispute arises with a third party over the title, staking or recording of such mineral claims.

8.

Completion Date

The Completion Date shall be the day that the Purchaser has obtained Exchange approval to the purchase.

9.

Option and Abandonment of Claims

The Purchaser shall have the right at any time and from time to time to abandon the purchase of the Claims and in such event will have no further obligations to the Vendor including those under section 2 hereof, except upon such abandonment, the Purchaser shall deliver to the Vendor duly executed conveyances of all right, title and interest of the Purchaser in the Claims.

10.

Claims in Good Standing

Any Claims reconveyed to the Vendor shall be in good standing for 90 days after such reconveyance.

11.

Notices

Any notice or communication or payment to the parties under this Agreement may be given or made by mailing the same by prepaid, registered mail to such party, addressed as follows:

To the Vendor:

David Miller

131 Davis Lane

Riverton, Wyoming 82501

To the Purchaser:

Strathmore Minerals Corp.

Suite 810 – 1708 Dolphin Ave

Kelowna, BC V1Y 9S4

or to such address as either party may designate for itself or himself from time to time, and such notice or communication or payment shall be deemed to have been received at the latest on the fifth business day following the mailing thereof.

12.

Confidentiality

The Vendor shall not, without the consent of the Purchaser, disclose to any third party any information undisclosed to the general public concerning the Claims or any operations thereon, nor shall the Vendor buy, sell or otherwise deal in the shares of the Company while any new, material, confidential information in the possession of the Vendor relating to this Agreement or the Claims remains undisclosed to the general public.

13.

Regulatory Approval

This Agreement is subject to the prior approval of the Exchange and the parties agree to use their best efforts to obtain such approval as soon as reasonably possible after the due execution of this agreement.

14.

Further Acts

The Vendor shall do all such acts and execute all such transfers and any other documents as required by the Purchaser to carry out the intent of this Agreement, as requested by the Purchaser.

15.

Assignment

The Vendor may not assign this Agreement or pledge or encumber any part of his interest in it without the prior written consent of the Purchaser which shall not be unreasonably withheld.

16.

Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior oral or written understandings, agreements or contracts with respect thereto. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto.

17.

Counterparts

This agreement may be signed by the parties in as many counterparts as may be necessary and by facsimile, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth below.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first above written.

SIGNED, SEALED and DELIVERED in the presence of:

Name

David Miller

Address

STRATHMORE RESOURCES (US) LTD.

By its Authorized Signator